EMPIRIC FUNDS, INC.
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 27th day of April, 2010, to the Transfer Agent Servicing Agreement dated October 14, 2005, as amended (the "Agreement"), is entered into by and between Empiric Funds, Inc., a Maryland corporation, (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Corporation and USBFS desire to amend the fee schedule of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

EMPIRIC FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: _________________________	By: _________________________

Name: ______________________	Name: Michael R. McVoy

Title: ______________________	Title: Executive Vice President

Amended Exhibit C to the Transfer Agent Servicing Agreement – Empiric Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE EFFECTIVE April 1, 2010

Annual Service Charges to the Fund*
▪ Annual Minimum
            $_______ /year  Class A
            $_______./year  Class C
▪ NSCC Level 3 Accounts   $______ /open account
▪ Load Fund Accounts         $______ /open account
▪ Closed Accounts            $______/closed account
▪ Class C annual minimum will be reduced to $xxxxx for one year beginning April 1, 2010.

Activity Charges
▪ Telephone Calls $______/per call
▪ AML Base Service (exclude level 3 accounts)
          0-999 accounts - $_____./year
          1,000-4,999 accounts - $______/year
          5,000-9,999 accounts - $______/year
          10,000 = accounts - $______/year
▪ AML New Account Service - $_____/new domestic
          accounts and $______/new Foreign accounts
▪ ACH/EFT Shareholder Services
          $_____/month/fund group
          $_____/ ACH Item, setup, change
          $_____/correction, reversal
▪ 401(k) Daily Valuation Trades - $____/trade
▪ Omnibus Account Transactions
          $_____ each – first 100 transactions
          $_____ each – next 400 transactions
          $_____ each – next 1,500 transactions
          $_____ each – next 3,000 transactions
          $_____ each – balance of transactions

Technology Charges
1.  Implementation Services
          Fund Setup - $_____/additional CUSIP
2.  Average Cost - $_____/account/year
3.  Selects - $_____ per select
4.  Report Source - $_____.00/month – Web reporting

CCO Support Services*
$_____ /year
Literature Fulfillment Services
        No Fulfillment Services Provided - Inquiries and requests for literature will be forwarded to Fund.

Out-Of-Pocket Expenses
Including but not limited to: telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

*Subject to CPI Increase, Milwaukee MSA.

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement – Empiric Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE EFFECTIVE April 1, 2010

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
▪ $_____ /qualified plan acct (Cap at $_____ /SSN)
▪ $_____ /Coverdell ESA acct (Cap at $_____ /SSN)
▪ $_____/transfer to successor trustee
▪ $_____ /participant distribution (Excluding SWPs)
▪ $_____/refund of excess contribution
▪ $_____ /reconversion/recharacterization

Additional Shareholder Paid Fees
  ▪ $_____ /outgoing wire transfer
  ▪ $_____ /overnight delivery
  ▪ $_____ /telephone exchange
  ▪ $_____ /return check or ACH
  ▪ $_____ /stop payment
  ▪ $_____ /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)